Rights Issued__________            Shares of Common Stock available on Primary
                                   Subscription _________



   VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
       EASTERN TIME ON JULY __, 1998 UNLESS PRECEDED
            BY A NOTICE OF GUARANTEED DELIVERY


                 LIBERTY ALL-STAR GROWTH FUND, INC.
        SUBSCRIPTION CERTIFICATE FORM FOR RIGHTS TO SUBSCRIBE
                     FOR SHARES OF COMMON STOCK



IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT TOGETHER WITH PAYMENT OF THE ESTIMATED SUBSCRIPTION PRICE REFERRED TO BELOW, OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GURARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. EASTERN TIME ON JULY , 1998.

As the record holder of rights (the "Rights") to acquire shares of Common Stock ("Shares") of Liberty All-Star Growth Fund, Inc. (the "Fund"), you are entitled to subscribe for the number of Shares of the Fund shown above, pursuant to the Primary Subscription, upon the terms and conditions and at the Subscription Price for each Share determined in accordance with the formula specified in the Prospectus relating thereto. The Rights issued to you also entitle you to participate in the Over-Subscription Privilege, as described in the Prospectus. Pursuant to the Over-Subscription Privilege, you may purchase any number of additional Shares if such Shares are available and you have fully exercised your rights on Primary Subscription (other than those Rights which cannot be exercised because they represent the right to acquire less than one full Share).

NOTE: The Subscription Price of $ referred to on the back is an estimated price only. The final Subscription Price, to be determined on July , 1998, could be higher or lower. Additional payment may be required for any new Shares acquired in the Primary Subscription (and any new Shares acquired through the Over-Subscription Privilege) when the actual Subscription Price is determined. Please reference the Control Number appearing on the form below on your check, money order, or notice of guaranteed delivery.


            --------------------------------------------------------

            The number of shares you are entitled to subscribe for on Primary Subscription is computed as follows:

             No. of Common Shares owned _______ /10 = ____________ new Shares
                                                    (fractions ignored)

            -------------------------------------------------------


        THIS SUBSCRIPTION RIGHT IS NON-TRANSFERABLE

Full payment of the estimated Subscription Price for Shares subscribed for both on Primary Subscription and pursuant to the Over-Subscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank located in the United States payable to Liberty All-Star Growth Fund, Inc. Alternatively, a Notice of Guaranteed Delivery must be received by the Subscription Agent before 5:00 p.m. Eastern time on July , 1998.

                                             Account No:
                                             Control No:
                                             Number of
Rights:

                                             (continued
on back)



PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

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SECTION 1:     DETAILS OF SUBSCRIPTION

     IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:


     A.  I subscribe for my full entitlement of new Shares

         __________________ X $_________________= $_____________
        (No. of new Shares)    (amount enclosed)

     B.  I apply for the Over-Subscription Privilege*

          _________________ X $_________________ = $______________
    (No. of additional Shares) (amount enclosed)


     * You can exercise your Over-Subscription Privilege only if you have fully exercised your Rights on Primary Subscription, other than those Rights that would entitle you to subscribe for less than one full Share.



     IF YOU DO NOT WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

     C.  I apply for __________X $________ = _____________
                 (No. of new Shares)       (amount enclosed)


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SECTION 2: TO SUBSCRIBE:  I acknowledge  that I have received the Prospectus for this Offer, and I hereby irrevocably subscribe for the number of new Shares indicated above on the terms and conditions set out in the Prospectus. I understand and agree that I will be obligated to pay an additional amount to the Fund if the Subscription Price, as determined on the Expiration Date, is in excess of the estimated Subscription Price of $ .

     I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.

Signature of Subscriber(s)____________________________________________________
                            __________________________________________________
Your telephone number (  )____________________________________________________


If you wish to have the certificates for your Shares and refund check (if any) delivered to an address other than that listed on this card, you must have your signature guaranteed by a member firm of the New York Stock Exchange or a bank or trust company. Please provide the delivery address below and note if it is a permanent change.

     Name      ____________________________________________________
     Address   ____________________________________________________
               ____________________________________________________
     Zip       ____________________________________________________
                           _
Check if permanent change |_|

--------------------------------------------------------------------------------
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         YOUR SUBSCRIPTION CERTIFICATE AND PAYMENT
             (OR NOTICE OR GUARANTEED DELIVERY)
                 SHOULD BE SENT AS FOLLOWS:

BY FIRST CLASS MAIL: BY HAND:            BY OVERNIGHT
State Street Bank    State Street Bank   COURIER OR EXPRESS
and Trust Company    and Trust Company   MAIL:
Corporate            Securities          State Street Bank
Reorganization       Transfer and        and Trust Company
P.O. Box 9061               Reporting    Corporate
Boston, MA           Services            Reorganization
02205-8686           One Exchange Place  Department
                     55 Broadway, 3rd    70 Campanelli Drive
                     Floor               Braintree, MA
                     New York, New       02184
                     York  10006

   DELIVERY TO AN ADDRESS OTHER THAN ONE OF THE ADDRESSES
                        LISTED ABOVE
             WILL NOT CONSTITUTE GOOD DELIVERY

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